Exhibit 99.1

For Immediate Release

Eagle Pharmaceuticals Reports Third Quarter 2020 Results

-- Q3 2020 net income was $0.52 per basic and $0.51 per diluted share and adjusted non-GAAP net income was $1.19 per basic and $1.17 per diluted share --

-- Granted Priority Review by U.S. Food and Drug Administration (“FDA”) for vasopressin; trial date set for January 11, 2021 --

-- Held positive Type C meeting with FDA on fulvestrant (EA-114); next step is to submit formal protocol for clinical study --

-- Promoted Brian Cahill as Eagle’s new Chief Financial Officer --

-- Added experienced pharmaceutical industry executives to clinical, formulations and commercial leadership teams --

-- Japanese licensing partner, SymBio, received approval of TREAKISYM ready-to-dilute formulation, triggering $5.0 million milestone payment to Eagle --

WOODCLIFF LAKE, NJ—November 2, 2020—Eagle Pharmaceuticals, Inc. (Nasdaq: EGRX) (“Eagle” or the “Company”) today announced financial results for the three and nine months ended September 30, 2020.

Business and Recent Highlights:

•	Received formal notification from FDA granting Priority Review for the Company’s abbreviated new drug application (“ANDA”) filed for vasopressin. A trial date of January 11, 2021 has been set;

•	Added four experienced pharmaceutical industry executives to clinical, formulations and commercial leadership teams as follows: Judith (“Judi”) Ng-Cashin, M.D., is EVP and Chief Medical Officer; John Kimmet, is EVP, Oncology and Acute Care Marketing; Valentin R. Curt, M.D., is SVP, Clinical Drug Development; and Gaozhong Zhu, Ph.D., is SVP, Pharmaceutical Development;

•	Promoted Brian Cahill as the Company’s new Chief Financial Officer. Mr. Cahill has served as Eagle’s VP, Finance for the last four years and brings more than 20 years of public company and public accounting experience to the Company;

•	Received Board approval for a $25.0 million accelerated share repurchase transaction with JPMorgan as part of the Company’s existing $160.0 million share repurchase program. To date, Eagle has purchased $205.0 million, or approximately 22% of the Company’s issued shares, at approximately $55.00 per share;

•	Announced the publication of preclinical research on dantrolene sodium in the peer-reviewed Journal of Alzheimer’s Disease. The academic-based study, conducted by Eagle’s collaboration partner, the University of Pennsylvania, demonstrated dantrolene sodium improved memory and cognition in a mouse model of Alzheimer’s disease;

Page 2: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

•	Initiating dose ranging studies in another animal model using intravenous administration of RYANODEX® for the treatment of brain damage secondary to nerve agent exposure and will include an arm using an intramuscular formulation of EA-111. Eagle believes that the preliminary results will allow the Company to update its Special Protocol Assessment with the FDA; and

•	Despite the ongoing COVID-19 pandemic, the Company has not experienced significant disruptions to its supply chain to date, and believes it has sufficient supply chain inventory to continue manufacturing and to provide product without interruption consistent with its current business plans and projections; the Company has experienced variable financial impacts and has also experienced delays in the timing of certain of its pre-clinical programs and delays in its ongoing litigation matters due to the COVID-19 pandemic; the Company continues to monitor the ongoing pandemic and evaluate and evolve its business plans and response strategy thereto.

Oncology Highlights:

•	Held a positive Type C meeting with FDA on fulvestrant and is in the process of gaining agreement on the details of the formal protocol for the clinical study;

•	Japanese licensing partner, SymBio, received regulatory approval for TREAKISYM ready-to-dilute (“RTD”) (250 ml) liquid formulation from the Pharmaceuticals and Medical Devices Agency in Japan. The approval covers all currently approved TREAKISYM indications (low-grade non-Hodgkin’s lymphoma, mantle cell lymphoma, and chronic lymphocytic leukemia) and triggered a $5.0 million milestone payment to Eagle. SymBio’s conversion of its current lyophilized formulation of TREAKISYM to Eagle’s RTD liquid formulation and commercial launch are expected in January 2021;

•	Centers for Medicare & Medicaid Services established unique Healthcare Common Procedure Coding System code, or J-code, for PEMFEXY™ (Pemetrexed for Injection, 10 mg), a branded alternative to ALIMTA® effective October 1, 2020;

•	Granted a supplement approval by FDA for 500mg multiple-dose vial of PEMFEXY. The Company has initial market entry (equivalent to approximately a three-week supply of current ALIMTA utilization) on February 1, 2022, and a subsequent uncapped entry on April 1, 2022; and

•	The Company’s strategic collaboration partner, Tyme Technologies, Inc. (“Tyme”), announced that FDA granted Orphan Drug Designation for its lead product candidate, SM-88, a treatment for patients with pancreatic cancer.

Third Quarter 2020 Financial Highlights

•	Total revenue for Q3 2020 was $49.9 million, compared to $41.1 million in Q3 2019, primarily reflecting increased product sales of BELRAPZO® and RYANODEX, as well as the $5.0 million milestone from SymBio, partially offset by lower product sales of BENDEKA.

•	Net income for Q3 2020 was $7.1 million, or $0.52 per basic and $0.51 per diluted share, compared to net loss for Q3 2019 of $2.4 million, or ($0.17) per basic and diluted share.

•	Adjusted non-GAAP net income for Q3 2020 was $16.1 million, or $1.19 per basic and $1.17 per diluted share, compared to adjusted non-GAAP net income for Q3 2019 of $3.7 million, or $0.27 per basic and $0.26 per diluted share.

•	Cash and cash equivalents were $89.7 million, net accounts receivable was $52.2 million, and debt was $36.0 million as of September 30, 2020.

Page 3: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

“Our strong third-quarter results demonstrate the efficiency of our business model as we continue to reinvest in our company. This momentum is further supported by multiple near-term product opportunities we are advancing, including vasopressin, fulvestrant, RYANODEX for several indications and PEMFEXY, along with our key partnerships with SymBio for bendamustine and Tyme for pancreatic cancer and other oncology indications. We are also excited to welcome a talented group of pharmaceutical executives to the Eagle team and look forward to their contributions in support of our promising lineup of products and anticipated upcoming launches. The next 12-18 months look to be an active period for Eagle, and I am optimistic about our prospects going forward,” stated Scott Tarriff, Chief Executive Officer of Eagle Pharmaceuticals.

Third Quarter 2020 Financial Results

Total revenue for Q3 2020 was $49.9 million, as compared to $41.1 million for Q3 2019.

Q3 2020 BELRAPZO product sales were $8.7 million, compared to $3.4 million in Q3 2019.

Q3 2020 RYANODEX product sales were $4.2 million, compared to $2.6 million in Q3 2019.

Royalty revenue was $27.6 million in the third quarter of 2020, compared to $26.5 million in the third quarter of 2019. BENDEKA royalties were $27.6 million in the third quarter of 2020, compared to $26.2 million in the third quarter of 2019. A summary of total revenue is outlined below:

	Three Months Ended September 30,
	2020	2019
	(unaudited)	(unaudited)
Revenue (in thousands):
Product sales	$17,317	$14,659
Royalty revenue	27,611	26,488
License and other revenue	5,000	-
Total revenue	$49,928	$41,147

Gross Margin was 76% during the third quarter of 2020, as compared to 64% in the third quarter of 2019. The expansion in gross margin in the third quarter of 2020 was driven by an increase in RYANODEX sales, lower BENDEKA product sales in the period to our marketing partner, on which Eagle earns no profit, the increase in BENDEKA royalty revenue, and the $5.0 million milestone payment from SymBio.

R&D expense was $4.8 million for the third quarter of 2020, compared to $10.2 million in the third quarter of 2019. The decrease primarily resulted from lower spending on vasopressin and RYANODEX for the treatment of exertional heat stroke, as well as lower stock-based compensation expense. Excluding stock-based compensation and other non-cash and non-recurring items, R&D expense during the third quarter of 2020 was $5.3 million.

SG&A expense in the third quarter of 2020 decreased to $17.7 million compared to $18.5 million in the third quarter of 2019, primarily due to decreases in travel and entertainment expenses, trade show costs, and external legal expenses. Excluding stock-based compensation and other non-cash and non-recurring items, third quarter 2020 SG&A expense was $11.9 million.

Net income for the third quarter of 2020 was $7.1 million, or $0.52 per basic and $0.51 per diluted share, compared to net loss of $2.4 million, or ($0.17) per basic and diluted share, in the third quarter of 2019.

Adjusted non-GAAP net income for the third quarter of 2020 was $16.1 million, or $1.19 per basic and $1.17 per diluted share, compared to adjusted non-GAAP net income of $3.7 million or $0.27 per basic and $0.26 per diluted share in the third quarter of 2019. For a full reconciliation of adjusted non-GAAP net income to the most comparable GAAP financial measures, please see the tables at the end of this press release.

Page 4: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

2020 Expense Guidance

•	R&D expense in 2020, on a non-GAAP basis, is expected to be $40-$44 million, as compared to $31 million in 2019.

•	SG&A spend in 2020, on a non-GAAP basis, is expected to be $61-$64 million, as compared to $56 million in 2019.

The guidance provided in this section represents forward-looking information, and actual results may vary. Please see the risks and assumptions referred to in the Forward-Looking Statements section of this press release.

Liquidity

As of September 30, 2020, the Company had $89.7 million in cash and cash equivalents plus $52.2 million in net accounts receivable, $34.3 million of which was due from Teva. The Company had $36.0 million in outstanding debt. Therefore, as of September 30, 2020, the Company had net cash plus receivables of $105.9 million.

In the third quarter of 2020, the Company repurchased $28.0 million of its common stock as part of the Company’s $160.0 million share repurchase program. From August 2016 through September 30, 2020, the Company repurchased $205.0 million of its common stock.

Conference Call

As previously announced, Eagle management will host its Q3 2020 conference call as follows:

Date	Monday, November 2, 2020

Time	8:30 A.M. ET

Toll free (U.S.)	866-342-8591

International	203-518-9713

Webcast (live and replay)	www.eagleus.com, under the “Investor + News” section

Participants should dial in 15 minutes prior to the start of the call to ensure timely access.

A replay of the conference call will be available for one week after the call's completion by dialing 800-934-3336 (US) or 402-220-1148 (International) and entering conference call ID EGRXQ320. The webcast will be archived for 30 days at the aforementioned URL.

About Eagle Pharmaceuticals, Inc.

Eagle is a fully integrated pharmaceutical company with research and development, clinical, manufacturing and commercial expertise. Eagle is committed to developing innovative medicines that result in meaningful improvements in patients’ lives. Eagle’s commercialized products include RYANODEX®, BENDEKA®, BELRAPZO®, and its oncology and CNS/metabolic critical care pipeline includes product candidates with the potential to address underserved therapeutic areas across multiple disease states. Additional information is available on Eagle’s website at www.eagleus.com.

Page 5: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

Forward-Looking Statements

This press release contains forward-looking information within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws. Forward-looking statements are statements that are not historical facts. Words and phrases such as “anticipated,” “forward,” “will,” “would,” “may,” “remain,” “potential,” “prepare,” “expected,” “believe,” “plan,” “near future,” “belief,” “guidance,” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, statements regarding future events such as: the Company’s expectations regarding the current and anticipated impact of the ongoing COVID-19 pandemic on the Company’s business and operations, including sales, marketing, manufacturing and supply chain interruptions; the number and timing of potential product launches, development initiatives and new indications for RYANODEX, including for the treatment of brain damage secondary to Nerve Agent exposure and ability to update its Special Protocol Assessment with the FDA; the Company’s clinical development plan for its fulvestrant product candidate, EA-114, including potential approval of its submitted ANDA for vasopressin, as well as the development efforts for the other product candidates in its portfolio; the timing of the Company’s PEMFEXY and vasopressin launches, if ever; the period of market exclusivity for vasopressin; the success of the Company’s collaborations with its strategic partners; the Company’s expense guidance for fiscal year 2020; the Company’s expectations with respect to near-term product opportunities and commercial launches and the ability of the leadership team to support the Company’s growth; statements regarding the efficiency and strength of the Company’s business model; the Company's ability to deliver value in 2020 and over the long term; and the Company’s plans and ability to advance the products in its pipeline. All of such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the Company’s control, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. Such risks and uncertainties include, but are not limited to: the impacts of the ongoing COVID-19 pandemic, including disruption or impact in the sales of the Company’s marketed products, interruptions or other adverse effects to clinical trials, delays in regulatory review, manufacturing and supply chain interruptions, adverse effects on healthcare systems, disruption in the operations of the Company’s third party partners and disruption of the global economy, and the overall impact of the COVID-19 pandemic on the Company’s business, financial condition and results of operations; risks that the Company’s business, financial condition and results of operations will be impacted by the continued spread of COVID-19 in the geographies where the Company’s third-party partners operate; whether the Company will incur unforeseen expenses or liabilities or other market factors; whether the Company will successfully implement its development plan for its fulvestrant product candidate, EA-114, or other product candidates; delay in or failure to obtain regulatory approval of the Company’s product candidates; whether the Company can successfully market and commercialize its product candidates, including RYANODEX, BENDEKA and BELRAPZO; the success of the Company’s relationships with its partners, including the University of Pennsylvania, Teva, Tyme and SymBio and the parties’ ability to work effectively together; the availability and pricing of third party sourced products and materials; the outcome of litigation involving any of our products or that may have an impact on any of our products; successful compliance with the FDA and other governmental regulations applicable to product approvals, manufacturing facilities, products and/or businesses; general economic conditions, including the potential adverse effects of public health issues, including the COVID-19 pandemic, on economic activity and the performance of the financial markets generally; the strength and enforceability of the Company’s intellectual property rights or the rights of third parties; competition from other pharmaceutical and biotechnology companies and the potential for competition from generic entrants into the market; the risks inherent in the early stages of drug development and in conducting clinical trials; and those risks and uncertainties identified in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the year ended December 31, 2019 filed with the Securities and Exchange Commission (the “SEC”) on March 2, 2020 as updated by its Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020, filed with the SEC on May 11, 2020 and August 10, 2020, respectively, and its other subsequent filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof, and the Company does not undertake any obligation to revise and disseminate forward-looking statements to reflect events or circumstances after the date hereof, or to reflect the occurrence of or non-occurrence of any events, except as required by law.

Page 6: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

Non-GAAP Financial Performance Measures

In addition to financial information prepared in accordance with U.S. GAAP, this press release also contains adjusted non-GAAP net income and adjusted non-GAAP earnings per share attributable to Eagle. The Company believes these measures provide investors and management with supplemental information relating to operating performance and trends that facilitate comparisons between periods and with respect to projected information.

Adjusted non-GAAP net income excludes amortization expense, stock-based compensation expense, depreciation expense, expense related to collaboration with Tyme, severance, non-cash interest expense, fair value adjustments on equity investment, fair value adjustments on unsettled accelerated share repurchase agreement and the tax effect of these adjustments. The Company believes these non-GAAP financial measures help indicate underlying trends in the Company’s business and are important in comparing current results with prior period results and understanding projected operating performance. Non-GAAP financial measures provide the Company and its investors with an indication of the Company’s baseline performance before items that are considered by the Company not to be reflective of the Company’s ongoing results. See the attached Reconciliation of GAAP to Adjusted Non-GAAP Net Income and Adjusted Non-GAAP Earnings per Share and Reconciliation of GAAP to Adjusted Non-GAAP EBITDA for details of the amounts excluded and included to arrive at adjusted non-GAAP net income, adjusted non-GAAP earnings per share amounts, and adjusted non-GAAP EBITDA amounts, respectively.

These adjusted measures are non-GAAP and should be considered in addition to, but not as a substitute for, the information prepared in accordance with U.S. GAAP. The Company strongly encourages investors to review its consolidated financial statements and publicly-filed reports in their entirety and cautions investors that the non-GAAP measures used by the Company may differ from similar measures used by other companies, even when similar terms are used to identify such measures.

Investor Relations for Eagle Pharmaceuticals, Inc.:

Lisa M. Wilson

In-Site Communications, Inc.

T: 212-452-2793

E: lwilson@insitecony.com

Public Relations for Eagle Pharmaceuticals, Inc.:

Faith Pomeroy-Ward

T: 817-807-8044

E: faith@fpwservices.com

-- Financial tables follow –

Page 7: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)

(In thousands, except share amounts)

	September 30, 2020	December 31, 2019
ASSETS
Current assets:
Cash and cash equivalents	$89,681	$109,775
Accounts receivable, net	52,199	48,004
Inventories	6,586	6,566
Prepaid expenses and other current assets	15,330	15,104
Total current assets	163,796	179,449
Property and equipment, net	2,123	2,202
Intangible assets, net	13,584	15,583
Goodwill	39,743	39,743
Deferred tax asset, net	15,340	13,669
Other assets	13,575	3,908
Total assets	$248,161	$254,554
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$13,068	$5,462
Accrued expenses and other liabilities	24,445	28,361
Current portion of long-term debt	8,000	5,000
Total current liabilities	45,513	38,823
Other long-term liabilities	2,844	3,000
Long-term debt, less current portion	27,017	33,557
Total liabilities	75,374	75,380
Commitments and Contingencies
Stockholders' equity:
Preferred stock, 1,500,000 shares authorized and no shares issued or outstanding as of September 30, 2020 and December 31, 2019	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized; 16,624,681 and 16,537,846 shares issued as of September 30, 2020 and December 31, 2019, respectively	17	17
Additional paid in capital	296,198	278,518
Retained earnings	76,432	72,500
Treasury stock, at cost, 3,594,551 and 2,907,687 shares as of September 30, 2020 and December 31, 2019, respectively	(199,860)	(171,861)
Total stockholders' equity	172,787	179,174
Total liabilities and stockholders' equity	$248,161	$254,554

Page 8: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Revenue:
Product sales	$17,317	$14,659	$49,387	$58,568
Royalty revenue	27,611	26,488	83,499	80,066
License and other revenue	5,000	—	5,000	9,000
Total revenue	49,928	41,147	137,886	147,634
Operating expenses:
Cost of product sales	8,726	12,137	23,804	39,866
Cost of royalty revenue	3,260	2,785	9,120	9,440
Research and development	4,828	10,172	21,390	25,504
Selling, general and administrative	17,697	18,537	60,411	53,906
Total operating expenses	34,511	43,631	114,725	128,716
Income (loss) from operations	15,417	(2,484)	23,161	18,918
Interest income	46	570	542	1,701
Interest expense	(489)	(628)	(2,164)	(1,979)
Other expense	(6,049)	—	(10,249)	—
Total other expense, net	(6,492)	(58)	(11,871)	(278)
Income (loss) before income tax (provision) benefit	8,925	(2,542)	11,290	18,640
Income tax (provision) benefit	(1,866)	152	(7,358)	(5,332)
Net Income (Loss)	$7,059	$(2,390)	$3,932	$13,308
Earnings (Loss) per share attributable to common stockholders:
Basic	$0.52	$(0.17)	$0.29	$0.96
Diluted	$0.51	$(0.17)	$0.28	$0.94
Weighted average number of common shares outstanding:
Basic	13,531,372	13,668,091	13,620,981	13,791,071
Diluted	13,786,803	13,668,091	13,917,800	14,147,658

Page 9: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

EAGLE PHARMACEUTICALS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

(In thousands)

	Nine Months Ended September 30,
	2020	2019
Cash flows from operating activities:
Net income	$3,932	$13,308
Adjustments to reconcile net income to net cash provided by operating activities:
Deferred income taxes	(1,671)	(175)
Depreciation expense	656	725
Amortization expense of right-of-use assets	980	754
Amortization expense of intangible assets	1,999	1,890
Fair value adjustments on equity investment	7,700	—
Stock-based compensation expense	18,435	16,815
Amortization of debt issuance costs	301	282
Fair value adjustments on unsettled accelerated share repurchase agreement	2,549	—
Changes in operating assets and liabilities which provided (used) cash:
Accounts receivable	(4,195)	21,674
Inventories	(20)	1,057
Prepaid expenses and other current assets	(2,774)	(253)
Accounts payable	7,606	1,315
Accrued expenses and other liabilities	(3,916)	3,608
Other assets and other long-term liabilities, net	(1,845)	(1,813)
Net cash provided by operating activities	29,737	59,187
Cash flows from investing activities:
Purchase of equity investment security	(17,500)	—
Purchase of property and equipment	(577)	(647)
Net cash used in investing activities	(18,077)	(647)
Cash flows from financing activities:
Proceeds from common stock option exercises	555	78
Employee withholding taxes related to stock-based awards	(1,310)	(198)
Proceeds from existing revolving credit facility	110,000	—
Repayment of existing revolving credit facility	(110,000)	—
Payment of debt	(3,000)	(5,000)
Repurchases of common stock	(27,999)	(15,000)
Net cash used in financing activities	(31,754)	(20,120)
Net (decrease) increase in cash and cash equivalents	(20,094)	38,420
Cash and cash equivalents at beginning of period	109,775	78,791
Cash and cash equivalents at end of period	$89,681	$117,211
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes, net	$3,036	$6,587
Interest	1,878	1,787
Right-of-use asset obtained in exchange for lease obligation - lease amendment	842	1,700

Page 10: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP NET INCOME AND

ADJUSTED NON-GAAP EARNINGS PER SHARE (UNAUDITED)

(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2020	2019	2020	2019
Net income (loss) - GAAP	$7,059	$(2,390)	$3,932	$13,308

Adjustments:
Cost of product revenues:
Amortization expense	261	225	784	675
Research and development:
Stock-based compensation expense	(514)	1,081	2,070	3,320
Depreciation expense	72	71	206	210
Selling, general and administrative:
Stock-based compensation expense	5,236	4,570	16,365	13,495
Expense related to collaboration with Tyme	-	-	2,500	-
Amortization expense	405	405	1,215	1,215
Depreciation expense	124	171	450	515
Severance	-	-	245	-

Other:
Non-cash interest expense	118	94	354	282
Fair value adjustments on equity investment	3,500	-	7,700	-
Fair value adjustments on unsettled accelerated share repurchase agreement	2,549	-	2,549	-
Tax effect of the non-GAAP adjustments	(2,663)	(556)	(2,466)	(2,875)

Adjusted non-GAAP net income	$16,147	$3,671	$35,904	$30,145

Adjusted non-GAAP earnings per share:
Basic	$1.19	$0.27	$2.64	$2.19
Diluted	$1.17	$0.26	$2.58	$2.13
Weighted number of common shares outstanding:
Basic	13,531,372	13,668,091	13,620,981	13,791,071
Diluted	13,786,803	14,120,025	13,917,800	14,147,658

Page 11: Eagle Pharmaceuticals Reports Third Quarter 2020 Results

EAGLE PHARMACEUTICALS, INC.

RECONCILIATION OF GAAP TO ADJUSTED NON-GAAP EBITDA (UNAUDITED)

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,		Twelve Months Ended September 30,	Twelve Months Ended December 31,
	2020	2019	2020	2019	2020	2019

Net income (loss)- GAAP	$7,059	$(2,390)	$3,932	$13,308	$4,937	$14,313

Add back:
Interest expense, net of interest income	443	58	1,622	278	1,861	517
Income tax provision (benefit)	1,866	(152)	7,358	5,332	$9,711	7,685
Depreciation and amortization expense	862	872	2,655	2,615	3,532	3,492

Add back:
Stock-based compensation expense	4,722	5,651	18,435	16,815	$23,618	21,998
Debt issuance cost	-	-	-	-	88	88
Fair value adjustments on equity investment	3,500	-	7,700	-	$7,700	-
Fair value adjustments on unsettled accelerated share repurchase agreement	2,549		2,549		2,549	-
Expense of acquired in-process research & development	-	-	-	-	500	500
Expense related to collaboration with Tyme	-	-	2,500	-	$2,500	-
Severance	-	-	245	-	700	455
Adjusted Non-GAAP EBITDA	$21,001	$4,039	$46,996	$38,348	$57,696	$49,048